AMENDMENT NO. 2 TO

INVESTMENT MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT SERVICES AGREEMENT, dated as of January 23, 2013 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Series Trust (the “Registrant”), a Delaware statutory trust, on behalf of its underlying series listed in Schedule A to the Investment Management Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties wish to modify Schedule A to reduce the fee rates for Columbia Marsico 21st Century Fund, Columbia Marsico Focused Equities Fund, Columbia Marsico Global Fund, Columbia Marsico Growth Fund and Columbia Marsico International Opportunities Fund;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule A. Effective as of the date hereof, Schedule A to the Agreement shall be replaced with Schedule A hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrant, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

Schedule A

Fund	Assets (in Millions)	Fee Rate[1]	Effective Date of Fee Rate
Columbia California Intermediate Municipal Bond Fund	$0—$500	0.400%	May 1, 2010
	>$500—$1,000	0.350%
	>$1,000—$1,500	0.320%
	>$1,500—$3,000	0.290%
	>$3,000—$6,000	0.280%
	> $6,000	0.270%
Columbia Convertible Securities Fund	$0—$500	0.760%	July 1, 2011
	>$500—$1,000	0.715%
	>$1,000—$1,500	0.670%
	>$1,500	0.620%
Columbia Georgia Intermediate Municipal Bond Fund	$0—$500	0.400%	May 1, 2010
	>$500—$1,000	0.350%
	>$1,000—$1,500	0.320%
	>$1,500—$3,000	0.290%
	>$3,000—$6,000	0.280%
	>$6,000	0.270%
Columbia International Value Fund[2]	$0—$500	0.850%	May 1, 2010
	>$500—$1,000	0.800%
	>$1,000—$1,500	0.750%
	>$1,500—$3,000	0.700%
	>$3,000—$6,000	0.680%
	>$6,000	0.660%
Columbia Large Cap Core Fund	$0—$500	0.710%	March 1, 2011
	>$500—$1,000	0.665%
	>$1,000—$1,500	0.620%
	>$1,500—$3,000	0.570%
	>$3,000—$6,000	0.560%
	>$6,000	0.540%
Columbia Large Cap Enhanced Core Fund	$0—$500	0.690%	July 1, 2011
	>$500—$1,000	0.645%
	>$1,000—$1,500	0.600%
	>$1,500—$3,000	0.550%
	>$3,000—$6,000	0.540%
	>$6,000	0.520%

Fund	Assets (in Millions)	Fee Rate[1]	Effective Date of Fee Rate
Columbia Large Cap Index Fund	All assets	0.10%	May 1, 2010
Columbia Large Cap Value Fund	$0—$500	0.710%	July 1, 2011
	>$500—$1,000	0.665%
	>$1,000—$1,500	0.620%
	>$1,500—$3,000	0.570%
	>$3,000—$6,000	0.560%
	>$6,000	0.540%
Columbia Marsico 21st Century Fund	$0—$500	0.710%	January 23, 2013
	>$500—$1,000	0.665%
	>$1,000—$1,500	0.620%
	>$1,500—$3,000	0.570%
	>$3,000—$6,000	0.560%
	>$6,000	0.540%
Columbia Marsico Focused Equities Fund	$0—$500	0.710%	January 23, 2013
	>$500—$1,000	0.665%
	>$1,000—$1,500	0.620%
	>$1,500—$3,000	0.570%
	>$3,000—$6,000	0.560%
	>$6,000	0.540%
Columbia Marsico Global Fund	$0—$500	0.790%	January 23, 2013
	>$500—$1,000	0.745%
	>$1,000—$1,500	0.700%
	>$1,500—$3,000	0.650%
	>$3,000—$6,000	0.640%
	>$6,000	0.620%
Columbia Marsico Growth Fund	$0—$500	0.710%	January 23, 2013
	>$500—$1,000	0.665%
	>$1,000—$1,500	0.620%
	>$1,500—$3,000	0.570%
	>$3,000—$6,000	0.560%
	>$6,000	0.540%
Columbia Marsico International Opportunities Fund	$0—$500	0.790%	January 23, 2013
	>$500—$1,000	0.745%
	>$1,000—$1,500	0.700%
	>$1,500—$3,000	0.650%
	>$3,000—$6,000	0.640%
	>$6,000	0.620%
Columbia Maryland Intermediate Municipal Bond Fund	$0—$500	0.400%	May 1, 2010
	>$500—$1,000	0.350%
	>$1,000—$1,500	0.320%
	>$1,500—$3,000	0.290%
	>$3,000—$6,000	0.280%
	>$6,000	0.270%

Fund	Assets (in Millions)	Fee Rate[1]	Effective Date of Fee Rate
Columbia Masters International Equity Portfolio	All assets	0.00%	May 1, 2010
Columbia Mid Cap Index Fund	All assets	0.100%	May 1, 2010
Columbia Mid Cap Value Fund	$0—$500	0.760%	April 30, 2011
	>$500—$1,000	0.715%
	>$1,000—$1,500	0.670%
	>$1,500	0.620%
Columbia Multi-Advisor International Equity Fund	$0—$500	0.790%	April 1, 2011
	>$500—$1,000	0.745%
	>$1,000—$1,500	0.700%
	>$1,500—$3,000	0.650%
	>$3,000—$6,000	0.640%
	>$6,000	0.620%
Columbia North Carolina Intermediate Municipal Bond Fund	$0—$500	0.400%	May 1, 2010
	>$500—$1,000	0.350%
	>$1,000—$1,500	0.320%
	>$1,500—$3,000	0.290%
	>$3,000—$6,000	0.280%
	>$6,000	0.270%
Columbia Overseas Value Fund	$0—$500	0.790%	July 1, 2011
	>$500—$1,000	0.745%
	>$1,000—$1,500	0.700%
	>$1,500—$3,000	0.650%
	>$3,000—$6,000	0.640%
	> $6,000	0.620%
Columbia Short Term Bond Fund	$0—$1,000	0.360%	March 1, 2011
	>$1,000—$2,000	0.355%
	>$2,000—$3,000	0.350%
	>$3,000—$6,000	0.345%
	>$6,000- $7,500	0.330%
	>$7,500—$9,000	0.315%
	>$9,000—$10,000	0.310%
	>$10,000—$15,000	0.300%
	>$15,000—$20,000	0.290%
	>$20,000—$24,000	0.280%
	>$24,000—$50,000	0.260%
	>$50,000	0.240%

Fund	Assets (in Millions)	Fee Rate[1]	Effective Date of Fee Rate
Columbia Short Term Municipal Bond Fund	$0—$1,000	0.360%	July 1, 2011
	>$1,000—$2,000	0.355%
	>$2,000—$3,000	0.350%
	>$3,000—$6,000	0.345%
	>$6,000- $7,500	0.330%
	>$7,500—$9,000	0.315%
	>$9,000—$10,000	0.310%
	>$10,000—$15,000	0.300%
	>$15,000—$20,000	0.290%
	>$20,000—$24,000	0.280%
	>$24,000—$50,000	0.260%
	>$50,000	0.240%
Columbia Small Cap Growth Fund II	$0—$500	0.700%	May 1, 2010
	>$500—$1,000	0.650%
	>$1,000	0.600%
Columbia Small Cap Index Fund	All assets	0.100%	May 1, 2010
Columbia Small Cap Value Fund II	$0—$500	0.790%	July 1, 2011
	>$500—$1,000	0.745%
	>$1,000	0.700%
Columbia South Carolina Intermediate Municipal Bond Fund	$0—$500	0.400%	May 1, 2010
	>$500—$1,000	0.350%
	>$1,000—$1,500	0.320%
	>$1,500—$3,000	0.290%
	>$3,000—$6,000	0.280%
	>$6,000	0.270%
Columbia Virginia Intermediate Municipal Bond Fund	$0—$500	0.400%	May 1, 2010
	>$500—$1,000	0.350%
	>$1,000—$1,500	0.320%
	>$1,500—$3,000	0.290%
	>$3,000—$6,000	0.280%
	>$6,000	0.270%

Fund	Assets (in Millions)	Fee Rate[1]	Effective Date of Fee Rate
Columbia Capital Allocation Moderate Aggressive Portfolio Columbia Capital Allocation Moderate Conservative Portfolio Columbia LifeGoal® Growth Portfolio	Assets invested in underlying funds that pay an investment advisory fee to the Investment Manager.	0.000%	May 1, 2011
	Assets invested in securities (other than third-party advised mutual funds and funds that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, exchange-traded funds, derivatives and individual securities.	0.550%
	Assets invested in non-exchange traded third-party advised mutual funds.	0.100%
Columbia LifeGoal® Income Portfolio	Assets invested in underlying funds that pay an investment advisory fee to the Investment Manager.	0.000%	May 1, 2011
	Assets invested in securities (other than third-party advised mutual funds and funds that pay an investment advisory fee to the Investment Manager), including other funds advised by the Investment Manager that do not pay an investment advisory fee, exchange-traded funds, derivatives and individual securities.	0.400%

[1]	Annual rates based on a percentage of the Fund’s average daily net assets.
[2]	Investment management fees are paid by Columbia International Value Master Portfolio, the master portfolio in the master/feeder arrangement.